SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane, Walnut Creek, California 94598

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2006, the Company received a written notification (the "May 23 Notice") from the staff of The Nasdaq Stock Market (the "Staff") stating that the Company's failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2006, as required by NASD Marketplace Rule 4310(c)(14), would serve as an additional basis for delisting the Company's securities from the Nasdaq Stock Market. The Quarterly Report on Form 10-Q that was the subject of the Staff's notification was filed by the Company on May 23, 2006.

The May 23 Notice is in addition to the previously disclosed written notification from the Staff received on January 25, 2006 (the "January 25 Notice") stating that the Company's common stock would be delisted from The Nasdaq SmallCap Market at the opening of business on February 3, 2006 pursuant to Marketplace Rule 4300 unless the Company provided a specific plan to achieve and sustain compliance with all listing requirements.

The Company appealed the Staff's January 25, 2006 determination to delist the Company's common stock to the Nasdaq Listing Qualification Panel (the "Panel"). A hearing on the matter was held on March 9, 2006, at which representatives of the Company appeared before the Panel to request that the Panel continue to list the Company's common stock on the Nasdaq SmallCap Market. Since that date, the Company has worked to comply with the Panel's conditions for continued listing, which included filing a Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2006 reflecting actual stockholders' equity at April 1, 2006 of at least $2.5 million.

The May 23 Notice further provides that the Panel will consider this additional deficiency in rendering a determination regarding the Company's continued listing on The Nasdaq Stock Market and requested that the Company present its views with respect to this matter to the Panel no later than May 30, 2006. The Company continues to cooperate with the Panel and plans to timely present it views with respect to this matter in accordance with the NASD Marketplace Rules.

Until the Panel renders its decision with respect to the continued listing of the Company's common stock, the Company's common stock will continue to trade on the Nasdaq SmallCap Market. The Company can make no assurance that the Panel will grant the Company's request for continued listing. If the Company's common stock is delisted from the Nasdaq SmallCap Market, it may become eligible thereafter for quotation on the OTC Bulleting Board or in the "Pink Sheets."

Item 9.01. Financial Statement and Exhibits

    Exhibits

99.1 Press release issued by BriteSmile, Inc. dated May 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

By: //Kenneth Czaja

Name: Kenneth Czaja

Title: Chief Financial Officer

Date: May 26, 2006